EXHIBIT 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

     This SECOND AMENDMENT TO THE CREDIT AGREEMENT dated as of April 29, 2003 (the “Amendment”), is entered into by and among BLUE RHINO CORPORATION, a Delaware corporation (the “Borrower”), the Lenders referred to in the Credit Agreement referred to below (the “Lenders”) and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (the “Administrative Agent”).

Statement of Purpose

     WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of November 20, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended certain credit facilities to the Borrower;

     WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Consent and Waiver to Credit Agreement dated as of January 22, 2003 (the “Consent”), pursuant to which the parties agreed, among other things, to (i) extend the deadline by which the Borrower must apply the Net Cash Proceeds in the amount of $14,955,500 from the completed Additional Equity Offering (such amount, the “Prepayment Amount”) to repay the Senior Subordinated Debt or the Term Loan to February 25, 2003, and (ii) reserve $10,000,000 of availability under the Revolving Credit Commitment for the repayment of the Senior Subordinated Debt or the Term Loan (the amount reserved for such purpose from time to time, the “Reserve Amount”);

     WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain First Amendment to Credit Agreement dated as of February 25, 2003 (the “First Amendment”), pursuant to which the parties agreed, among other things, to (i) consent to the extension of the deadline by which the Borrower must apply the Prepayment Amount to May 26, 2003, (ii) reduce the Reserve Amount to $5,000,000 and (iii) change the due dates for delivery of the Borrowing Base Certificate; and

     WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to amend the Credit Agreement to, among other things, (i) consent to the extension of the deadline by which the Borrower must apply the Prepayment Amount to July 31, 2003, and (ii) reduce the Reserve Amount to $0; and

     WHEREAS, the Lenders and the Administrative Agent are, on the terms and conditions stated below, willing to grant the requests of the Borrower.

     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Definitions. All capitalized, undefined terms used in this Agreement shall have the meanings assigned thereto in the Credit Agreement.

     SECTION 2. Agreements Concerning Reserve Amount and Application of Repayment Amount. Pursuant to Section 11.01 of the Credit Agreement and subject to the satisfaction of the conditions specified in Section 4 below (but effective as of the date hereof) the Borrower, the Administrative Agent and the Lenders hereby agree to the Following:

     (a)  The Reserve Amount is hereby reduced to $0.

     (b)  Notwithstanding anything to the contrary contained in Section 2.06(e) of the Credit Agreement, or in the Consent, or in the First Amendment, the Borrower may apply the Prepayment Amount to repay the Senior Subordinated Debt and/or the Term Loan at such times and in such relative proportion as the Borrower elects in its sole discretion; provided that the full amount of the Prepayment Amount shall be used to make such repayment by July 31, 2003. This Section 2(b) hereby supersedes and replaces in its entirety the third sentence of Section 3(a) of the First Amendment. Section 2.06(e)(ii) of the Credit Agreement shall be interpreted and construed consistent with this Section 3(a) as it relates to the application of the Net Cash Proceeds of the Additional Equity Offering. The Borrower agrees and acknowledges that failure to apply the full Prepayment Amount to repay the Senior Subordinated Debt and/or the Term Loan, on or before July 31, 2003 shall constitute an immediate Default and Event of Default.

     SECTION 3. Waiver. Pursuant to Section 11.01 of the Credit Agreement and subject to the satisfaction of the conditions specified in Section 4 below (but effective as of the date hereof), the Administrative Agent and the Lenders hereby waive any requirement of Section 2.06(e)(iii)(A) that the Borrower repay outstanding Revolving Credit Loans with Net Cash Proceeds from the Non-Propane Products Divestiture.

     SECTION 4. Conditions of Effectiveness. This Amendment shall be effective as of the date hereof if, and only if, the Administrative Agent shall receive (a) counterparts of this Amendment executed by the Borrower, the Required Lenders and the Administrative Agent, (b) an amendment fee from the Borrower in an amount equal to 10 basis points on the Aggregate Commitment of the Lenders, such fee to be distributed pro rata to the Lenders signatory hereto, and (c) all additional fees separately agreed to by the Borrower and the Administrative Agent.

     SECTION 5. Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, all reasonable fees and expenses of Kennedy Covington Lobdell & Hickman, L.L.P., as legal counsel to the Administrative Agent).

     SECTION 6. Limited Waiver and Amendment. The Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. Except as expressly provided in this Amendment, this Amendment shall not be deemed or otherwise construed (i) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document; (ii) to prejudice any other right or remedies that the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents, as such documents may be amended, restated or otherwise modified from time to time; (iii) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other person, firm or corporation with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders under or with respect to any such documents; or (iv) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrower and the Lenders.

     SECTION 7. Representations and Warranties. By its execution hereof, the Borrower hereby certifies that each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof (other than representations and warranties which speak as of a specific date pursuant to the Credit Agreement, which representations and warranties shall have been true and correct as of such specific dates) as if fully set forth herein, and that as of the date hereof and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

     SECTION 8. Integration. The Credit Agreement, as amended and modified by this Amendment, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof supersedes all prior written and oral agreements on such subject matter.

     SECTION 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     SECTION 10. Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

     SECTION 11. Fax Transmission. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.

[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BLUE RHINO CORPORATION

By: /s/ Mark Castaneda Name: Mark Castaneda Title: Executive Vice President and Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ David A. Johanson Name: David A. Johanson Title: Vice President

BANK OF AMERICA, N.A., as Lender, L/C Issuer and Swing Line Lender

By: /s/ J. Thomas Johnson, Jr. Name: J. Thomas Johnson, Jr. Title: Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Mark Evans Name: Mark Evans Title: Senior Vice President

SUNTRUST BANK, as a Lender

By: /s/ Deborah S. Armstrong Name: Deborah S. Armstrong Title: Managing Director

RBC CENTURA BANK, as a Lender

By: /s/ Michael H. Trainor Name: Michael H. Trainor Title: Vice President

LASALLE BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Amy B. Yore Name: Amy B. Yore Title: Assistant Vice President